For Immediate Release

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

CRAiLAR Receives CAD$2.0 Million Private Placement from Hydra Ventures B.V.

Portland, Ore. (December 19, 2013) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCQB: CRLRF), which produces and markets CRAiLAR(R) Flax fiber The Friendliest Fiber On The Planet(TM), today announced that it has finalized negotiations to enter into a proposed CAD$2.0 million private placement investment (the "Private Placement") with Hydra Ventures B.V., the corporate venture arm of the adidas Group (FRA: ADS).

In conjunction with the proposed Private Placement, Hydra Ventures has agreed to subscribe for up to 3,333,333 units of the Company (each a "Unit"), at a proposed subscription price of CAD$0.60 per Unit, with each Unit being comprised of one common share and one common share purchase warrant of the Company with each warrant being exercisable for a period of five years from closing at an exercise price of CAD$0.70 per warrant common share.

Proceeds from the proposed Private Placement will be utilized for general corporate and working capital purposes.

"We are very pleased that adidas Group's Hydra Ventures have invested in CRAiLAR," said Ken Barker, CEO. "As a global leader in the advancement of sustainability and sports performance, we believe that our relationship with such an iconic sports company will help deliver a CRAiLAR brand and product message to some of the most loyal consumers on the planet."

In conjunction with the completion of the proposed Private Placement certain Company creditors have agreed to extend the term of their current loans to the Company (the "Extension") and, in consideration thereof, one such Company creditor and director will receive an aggregate of 181,666 bonus common shares of the Company, at a deemed issuance price of CAD$0.60 per common share, for such Extension (the "Bonus Share Issuance").

Each of the proposed Private Placement and Bonus Share Issuance by the Company is subject to definitive documentation and prior TSX Venture Exchange approval to the completion thereof.

About HYDRA VENTURES

Launched in 2011, Hydra Ventures is the corporate venture arm of adidas AG, and is dedicated to exploiting new market opportunities by creating and developing new consumer brands and trends in the apparel, footwear and sports-related areas. In addition special consideration is given to companies with sustainable or socially responsible attributes. For more information, see www.hydra-ventures.com

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Levi Strauss & Co., Carhartt, Ashland, PVH Corp., Cotswold Industries, Cone Mills and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: completion of a definitive agreement and acquisition of the European Wet Processing facility, any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release

Media Contact:
Jay Nalbach, CMO
(503) 387-3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com

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